Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

Ultra Clean Reports Revised Third Quarter Guidance and Announces Earnings Conference Call

HAYWARD, Calif., October 8, 2009 /PRNewswire/ -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical subsystems for the semiconductor capital equipment, medical device, research, flat panel and solar industries, today announced that it has revised its previously issued financial outlook for the quarter ending October 2, 2009 to reflect continued improvement in semiconductor equipment market conditions.  The Company’s original Q3’09 guidance of revenue between $30 and $36 million, and loss per share between ($0.16) and ($0.24), has been revised to revenue between $39 and $41 million and loss per share between ($0.09) and ($0.11), on a GAAP basis.  The foregoing are estimates only and subject to review by our external auditors and change in connection with the finalization of our third quarter financial results.

Clarence Granger, Chairman and Chief Executive Officer of Ultra Clean said, “We exceeded the high-end of our third quarter guidance as a result of improvement in semiconductor capital equipment industry-wide demand.  We believe we have demonstrated that we are well positioned to take advantage of the market recovery”.

We will release financial results for our third quarter of 2009 ended October 2, 2009 on Monday, October 26, 2009 after market close.  Ultra Clean will conduct a conference call the same day, beginning at 2:00 p.m. PDT at 888-561-5097 (domestic) and 706-679-7569 (international). A replay of the webcast will be available for fourteen days following the conference call at 800-642-1687 (domestic) and 706-645-929 (international). The confirmation number for the live broadcast and replays is 35241175 (all callers). The conference call will also be webcast live and be available for fourteen days on our website.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems for the semiconductor capital equipment, medical device, research, flat panel and solar industries. Ultra Clean offers its customers an integrated outsourced solution for gas delivery systems and other subassemblies, improved design-to-delivery cycle times, component neutral design and manufacturing and component testing capabilities. Ultra Clean's customers are primarily original equipment manufacturers for the semiconductor capital equipment, flat panel, solar and medical device industries. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward- looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates," "believes," "plan," "expect," "future,"' "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify these forward-looking statements. Forward looking statements included in the press release include estimates made with respect to our third quarter 2009 revenue and loss per share. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, our actual results may differ materially from the results predicted or implied by these forward- looking statements. These risks, uncertainties and other factors include, among others, those identified in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations'' and elsewhere in our annual report on Form 10-K for the year ended January 2, 2009 and quarterly report on Form 10-Q for the quarter ended July 3, 2009, filed with the Securities and Exchange Commission. Ultra Clean Holdings, Inc. undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.